Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Premier, Inc. 2015 Employee Stock Purchase Plan of our report dated September 4, 2014, with respect to the consolidated financial statements and schedule of Premier, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Charlotte, North Carolina

June 1, 2015